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                                                                 Exhibit 10.24

STATE OF ALABAMA )
SHELBY COUNTY )

                      SECOND AMENDMENT TO LEASE AGREEMENT

    THIS SECOND AMENDMENT TO LEASE AGREEMENT, hereinafter referred to as the "Agreement" is made and entered into on this 31st day of March, 1997 by and between PRINCIPAL MUTUAL LIFE INSURANCE COMPANY, hereinafter referred to as "Lessor" and BIOCRYST PHARMACEUTICAL, INC., hereinafter referred to as "Lessee";

    WHEREAS, Lessor and Lessee, entered into a Lease Agreement, dated January 17,1992 and amended by the First Amendment to Lease Agreement dated January 10, 1995, collectively referred to as the "Lease", for approximately 22,800 gross leasable square feet of office/warehouse space consisting of Suite B. the "Premises", at the building known as Riverchase Business Park, the "Building", located at 2190 Parkway Lake Drive, Birmingham, Alabama 35244.

    WHEREAS, the parties hereto have reached additional agreements to amend the Lease in the manner hereafter set forth.

    NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained and other good and valuable considerations, the receipt and sufficiency of which is hereby acknowledged, Lessor and Lessee understand and agree as follows:

    1. Lessee shall expand into 2192 Parkway Lake Drive, Suite C, the "Expansion Area" consisting of approximately 5,640 gross leasable square feet.

    2. This Agreement shall commence on August 1, 1997.

    3. Monthly rent for the Expansion Area shall commence August 1, 1997 and is $2,820.00, adjusting in the month of April of each year as described in Paragraph Two (2) of the First Amendment To Lease Agreement dated January 10, 1995.

    4. The Lease shall expire on July 31, 2000.

    5. Lessor shall provide a Tenant Improvement allowance of $2.40 per square foot. Any costs which exceed this allowance will be the responsibility of the Lessee.

    6. All other terms, covenants and conditions of the Lease shall remain unchanged except as herein expressly changed and amended. In the event the terms, covenants and condition of this Agreement differ from, or at variance with, the terms of the Lease, the terms of this Agreement shall prevail and take precedent.

    IN WITNESS WHEREOF, the parties hereto have entered into this Agreement as of the day and year first above written.

WITNESS                        LESSOR: Principal Mutual Life Insurance Company
/s/Sharon K.Lane               By: /s/ Michael S. Duffy
---------------------              --------------------
                               Its: Assistant Director

WITNESS                        LESSOR: BioCryst Pharmaceuticals, Inc.
/s/Penelope L. Mann            By: /s/ Ronald E. Gray
---------------------              ------------------
                               Its: CFO & Assistant Secretary


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